Exhibit 10.2

COLLECTIVE BRANDS, INC.

3231 SE Sixth Avenue

Topeka, KS 66607-2207

(785) 233-5171

Restricted Stock Award Agreement

[Date]

[Name]

[Address]

[City, ST, ZIP]

Dear [First Name]:

Pursuant to the terms and conditions of the Stock Plan for Non-Management Directors of Collective Brands, Inc. (the “Director Plan”), you have been granted a Restricted Stock Award of [# of shares] (the “Restricted Stock”) as outlined below:

Granted to:	[Name] [SSN]

Grant Date:	[Grant Date]

Restricted Shares Granted:	[# of shares]

Price per Restricted Share:	[$Price]

Vesting Schedule:	[vesting schedule]*

*In the event of a Change of Control (as defined in the Company’s 2006 Stock incentive Plan, as amended) prior to the Vesting Date set forth above, the vesting of this Award will accelerate in full and any restrictions will lapse.

Collective Brands, Inc. has caused this Agreement, which includes the terms and conditions attached hereto and incorporated herein by this reference, to be executed in its corporate name and Director has executed the same in evidence of the Director’s acceptance hereof upon the terms and conditions herein set forth as of the grant date shown above. By signing below, Director agrees to conform to all of the terms and conditions of this agreement and the Director Plan.

Director Signature:                                                                                                                       Date:

Collective Brands, Inc.

By:

COLLECTIVE BRANDS, INC. RESTRICTED STOCK AGREEMENT

TERMS AND CONDITIONS

The Committee under the Stock Plan for Non-Management Directors (“Director Plan”) of Collective Brands, Inc. has approved granting Director restricted stock on the terms and subject to the conditions set forth in this Agreement. Capitalized terms which are not defined herein have the meaning set forth in the Director Plan.

Therefore, the Company and Director hereby agree as follows:

1. The Company hereby grants to Director, in the aggregate, the number of shares of the presently authorized common stock of the Company shown on the first page of this agreement (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Director Plan and in this Agreement.

2. Notwithstanding anything else set forth in this Agreement, in the event of a Change of Control (as defined in the Company’s 2006 Stock Incentive Plan, as amended) prior to the Vesting Date as set forth on the first page of this Agreement, this Restricted Stock Award will automatically vest in full and any restrictions on the Restricted Stock will lapse.

3. During the Restricted Period the shares (i) may not be sold, exchanged, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of (other than upon the death of the Director, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and (ii) are subject to receipt during the Restricted Period only by the Director. Each certificate evidencing shares of Stock granted pursuant to this Award of shares of Stock shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Unless otherwise set forth herein, the restrictions on the Restricted Stock shall lapse at the end of the Restricted Period with respect to the corresponding number of shares shown on the previous page and subject to all the other terms and conditions of this Agreement. The Company shall hold the certificates for the Restricted Stock in custody until the restrictions thereon shall lapse, at which time the Company shall deliver the certificates for such shares to Director, less any required withholding, if any is due at all.

4. Director agrees that (a) no later than the date(s) as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the shares of Restricted Stock covered by this Agreement, Director shall pay to the Company in cash or make other arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law, if at all, to be withheld with respect to the shares of Restricted Stock for which the restrictions shall lapse; and (b) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Director any Federal, state or local taxes of any kind required, if at all, by law to be withheld with respect to the shares of Restricted Stock.

5. Notwithstanding the foregoing, if (i) Director ceases to be a Director for any reason including death or Disability, the non-vested shares of Stock underlying the Restricted Stock Award shall be forfeited.

6. If a circumstance listed under Section 2 of Part II of the Director Plan occurs, the Committee shall make appropriate adjustments consistent with the terms of the Director Plan.

7. Nothing in this Agreement shall be deemed by implication or otherwise to require the Company or a subsidiary to grant another Award under the Director Plan.

8. Securities granted herein can only be sold upon reliance on exemption from registration, as determined in the opinion of the Company’s counsel, or upon registration.

9. So long as this Agreement shall remain in effect, the Company will furnish to Director, as and when available, a copy of the Director Plan and/or Plan summary with respect to the shares of stock covered hereby.

10. This Agreement shall be governed by the laws of the State of Delaware. It may not be modified except in writing signed by both parties.

11. Director acknowledges that Director has received a copy of the Stock Plan for Non-Management Directors and/or Plan Summary, as such Plan is in effect on the date of this Agreement, has read and understands the terms of the Director Plan and of this Agreement, and agrees to all the terms and conditions provided for in the Director Plan and in this Agreement.

12. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Director Plan have the same definitions as provided in the Director Plan.

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